As filed with the Securities and Exchange Commission on February 1, 2006.

Registration No. 333-113252

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
on
FORM S-1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cleveland-Cliffs Inc
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1000	34-1464672
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1100 Superior Avenue
Cleveland, Ohio 44114
(216) 694-5700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
George W. Hawk, Esq.
General Counsel and Secretary
Cleveland-Cliffs Inc
1100 Superior Avenue
Cleveland, Ohio 44114
(216) 694-5700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
David P. Porter, Esq.
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as the selling securityholders determine.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE
Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX

INTRODUCTORY NOTE
     This Registration Statement registered resales of 172,500 shares of 3.25% redeemable cumulative convertible perpetual preferred stock (the “Preferred Stock”) of Cleveland Cliffs Inc (the “Company”), $172,500,000 principal aggregate amount of 3.25% convertible subordinated debentures issuable upon exchange for the Preferred Stock (the “Debentures”) and 5,564,506 common shares (taking into account the Company’s two-for-one stock split effective as of December 31, 2004) issuable upon conversion of the Preferred Stock and the Debentures (the “Common Shares”). The Company was contractually obligated to register resales of the Preferred Stock, Debentures and Common Shares and to maintain this Registration Statement’s effectiveness for a period of two years from the original issuance of the Preferred Stock. The Preferred Stock was originally issued on January 21, 2004, and therefore the Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, this Post-Effective Amendment No. 1 is being filed in order to deregister 92,655 shares of Preferred Stock, $172,500,000 in aggregate principal amount of Debentures and 5,564,506 Common Shares that have not been resold hereunder.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description of Exhibits

24*	Power of Attorney

*	Previously filed

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on January 31, 2006.

CLEVELAND-CLIFFS INC
By:	/s/ Donald J. Gallagher
	Name:	Donald J. Gallagher
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. S. Brinzo

J. S. Brinzo	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2006

/s/ D. J. Gallagher

D. J. Gallagher	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 31, 2006

/s/ R. J. Leroux

R. J. Leroux	Vice President and Controller (Principal Accounting Officer)	January 31, 2006

*

R. C. Cambre	Director	January 31, 2006

*

R. Cucuz	Director	January 31, 2006

S. M. Cunningham	Director	January 31, 2006

B. J. Eldridge	Director	January 31, 2006

*

D. H. Gunning	Vice Chairman and Director	January 31, 2006

Signatures	Title	Date

*

J. D. Ireland, III	Director	January 31, 2006

*

F. R. McAllister	Director	January 31, 2006

*

R. Phillips	Director	January 31, 2006

*

R. K. Riederer	Director	January 31, 2006

*

A. Schwartz	Director	January 31, 2006

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-1 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the registrant and filed herewith as Exhibit 24 on behalf of the registrant.

By:	/s/ Donald J. Gallagher
(Donald J. Gallagher, as Attorney-in-Fact)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

24*	Power of Attorney

*	Previously filed

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